Exhibit 99.2

CORTINA SYSTEMS, INC.

INFRASTRUCTURE BUSINESS UNIT

UNAUDITED CONDENSED ABBREVIATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2014 AND 2013

TABLE OF CONTENTS

Page No.

Unaudited Condensed Statements of Assets Acquired and Liabilities Assumed	2

Unaudited Condensed Statements of Net Revenue and Direct Expenses	3

Notes to Unaudited Condensed Abbreviated Financial Statements	4 - 15

CORTINA SYSTEMS, INC. INFRASTRUCTURE BUSINESS UNIT

Unaudited Condensed Statements of Assets Acquired and Liabilities Assumed

September 30, 2014 and December 31, 2013

(in thousands)

ASSETS ACQUIRED

	September 30,	December 31,
	2014	2013

Assets acquired
Accounts receivable, net	$16,462	$13,963
Inventories	9,151	7,421
Prepaid expenses and other current assets	1,120	952
Total current assets acquired	26,733	22,336

Property and equipment, net	3,506	4,216
Other long-term assets	821	610
Total assets acquired	$31,060	$27,162

LIABILITIES ASSUMED

Accounts payable	$3,161	$2,858
Accrued liabilities	1,319	1,702
Accrued payroll and related benefits	1,483	3,674
Capital lease, current	173	173
Deferred margin on shipments to distributors	2,940	2,346
Total current liabilities assumed	9,076	10,753

Capital lease, net of current portion	18	154
Other long-term liabilities	1,762	1,545
Total liabilities assumed	$10,856	$12,452

The accompanying notes are an integral part of these unaudited condensed abbreviated financial statements.

CORTINA SYSTEMS, INC. INFRASTRUCTURE BUSINESS UNIT

Unaudited Condensed Statements of Net Revenue and Direct Expenses

For the Nine Months Ended September 30, 2014 and 2013

(in thousands)

	Nine Months Ended
	September 30,
	2014	2013

Net revenue	$67,974	$65,003

Cost of revenue
Product cost of revenue	17,773	19,338
Total cost of revenue	17,773	19,338

Gross profit	50,201	45,665

Direct operating expenses
Research and development	26,747	19,911
Sales, general and administrative	13,436	14,060
Total direct operating expenses	40,183	33,971

Total direct expenses	57,956	53,309

Excess of net revenue over direct expenses	$10,018	$11,694

The accompanying notes are an integral part of these unaudited condensed abbreviated financial statements.

CORTINA SYSTEMS, INC. INFRASTRUCTURE BUSINESS UNIT

Notes to Unaudited Condensed Abbreviated Financial Statements

September 30, 2014 and 2013

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1.     Description of Business and the Acquisition of Cortina Systems Infrastructure Business Unit

Cortina Systems, Inc. (the "Company") was incorporated in the state of Delaware in June 2001. The Company is a leading provider of high-performance communications semiconductor solutions enabling next-generation network connectivity and efficient bandwidth delivery from the core network to the home network. The Company offers a broad product portfolio that includes carrier-class semiconductor devices for next-generation optical transport systems, passive optical network systems, data center connectivity solutions, and digital home solutions. The Company is a fabless semiconductor company focusing its resources on the design, sales, and marketing of its products, and outsourcing the manufacturing of its products. The Company has subsidiaries in Canada, Cayman Islands, Hong Kong, India, Japan, Korea, Malaysia, Taiwan, and the People's Republic of China.

Pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated July 30, 2014, which was structured as a stock acquisition, the Company and Inphi Corporation ("Inphi") agreed to merge. As part of the Merger Agreement and prior to closing, the Company will spin-off into a new entity ("SpinCo"), its Access and Digital Home Business Unit, and will effectively distribute its cash balance to its stockholders. After the spin-off, the business remaining within the Company will be the Infrastructure Business Unit (the "Business").

2.     Basis of Presentation

The accompanying unaudited condensed abbreviated financial statements, which comprise the unaudited condensed statements of assets acquired and liabilities assumed and the unaudited condensed statements of net revenue and direct expenses of the Business, were prepared for the purpose of complying with Rule 3-05 of Regulation S-X of the Securities and Exchange Commission ("SEC"), and are not intended to be a complete presentation of the financial position or results of operations of the Business. It is impracticable to prepare full financial statements of the Business as required by Regulation S-X since the Company did not maintain separate discrete financial statements for the Business and the Business was never operated as a stand-alone business, division or subsidiary. All cash flow requirements were funded and all cash management functions were performed jointly for the Business and the Access and Digital Home Business Unit. Therefore, it is impracticable to prepare a statement of cash flows, including cash flows from operating and financing activities as the Business did not maintain a separate cash balance. The unaudited condensed statements of net revenue and direct expenses do not include amounts for income taxes, interest and foreign currency gains and losses, since these items are corporate in nature and allocation of these items to the Business is impractical. While the allocation of the provision for income taxes was impractical, Inphi is merging with the Company and therefore is acquiring or assuming certain income tax assets and liabilities as outlined in Note 8.

The unaudited condensed abbreviated financial statements have been derived from the historical accounting records of the Company and its wholly owned subsidiaries. Unless otherwise specified, references to the Company are references to the Company and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation. The unaudited condensed statements of net revenue and direct expenses set forth the net revenue and direct expenses attributable to the Business and do not purport to reflect the costs, expenses, or results of operations had the Business been operated as a stand-alone, separate company. The unaudited condensed statements of net revenue and direct expenses do not include costs not directly associated with the Business. The unaudited condensed abbreviated financial statements are also not indicative of the financial condition or results of operations of the Business going forward because of the omission of various expenses that were not specifically allocable to the Business.

CORTINA SYSTEMS, INC. INFRASTRUCTURE BUSINESS UNIT

Notes to Unaudited Condensed Abbreviated Financial Statements

September 30, 2014 and 2013

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Net revenue in the unaudited condensed statements of net revenue and direct expenses was allocated to the Business based on revenue generated by sales of products related to the Infrastructure Business Unit. Cost of revenue was allocated to the Business based on amounts recorded in accounts or cost centers exclusively related to the Infrastructure Business Unit. In addition, cost of revenue related to the Business that was not recorded in accounts or cost centers exclusively related to the Infrastructure Business Unit was allocated based primarily on revenue, cost of revenue at standard cost or other applicable metrics. Operating expenses were allocated to the Business based upon specifically identifiable cost centers associated with the activities of the Infrastructure Business Unit. In addition, operating expenses related to the Business that were not recorded in specifically identifiable cost centers associated with the activities of the Infrastructure Business Unit were allocated based primarily on headcount, revenue, cost of revenue or other applicable metrics.

Assets acquired and liabilities assumed in the unaudited condensed statements of assets acquired and liabilities assumed were allocated to the Business based on product lines, entities, cost centers, and headcount associated with the Infrastructure Business Unit.

The Company's entities in Taiwan and Shanghai, China are not related to the Infrastructure Business Unit and therefore activities in these entities and assets and liabilities related to these entities were not allocated to the Business for any of the periods presented.

The interim unaudited condensed abbreviated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. They do not include all of the information and footnotes required by GAAP for complete financial statements. Therefore, these financial statements should be read in conjunction with the Business' audited abbreviated financial statements and notes thereto for the year ended December 31, 2013 filed herewith.

The interim condensed abbreviated financial statements included herein are unaudited; however, they contain all normal recurring accruals and adjustments that, in the opinion of management, are necessary to state fairly the Business statement of assets acquired and liabilities assumed at September 30, 2014, and the statement of net revenues and direct expenses for the nine months ended September 30, 2014 and 2013. The results of operations for the nine months ended September 30, 2014 are not necessarily indicative of the results to be expected for future quarters or the full year.

CORTINA SYSTEMS, INC. INFRASTRUCTURE BUSINESS UNIT

Notes to Unaudited Condensed Abbreviated Financial Statements

September 30, 2014 and 2013

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3.     Significant Accounting Policies

Use of estimates

The preparation of abbreviated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the abbreviated financial statements and accompanying notes to the abbreviated financial statements. Estimates are used for the allowance for doubtful accounts, stock-based compensation, fair value of common stock, income taxes, fair value of acquired intangible assets, distributor pricing adjustments, inventory valuation, mask set costs, warranty reserves, and the allocation of the Company's expenses, assets and liabilities to the Business. Management bases its estimates on historical experience and on various other assumptions it believes to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities. To the extent there are material differences between these estimates, judgments, or assumptions and actual results, the Business' abbreviated financial statements will be affected.

Foreign currency

The functional currency of the Business' foreign subsidiaries is the U.S. dollar and substantially all of the Business' revenue transactions and inventory purchases are denominated in U.S. dollars. Assets and liabilities are remeasured using the exchange rate on the balance sheet date, except for non-monetary items such as property and equipment, which are remeasured at historical exchange rates. Expenses, gains, and losses are remeasured at the average exchange rate in effect during the period. The net foreign exchange gain or loss has been excluded from the statements of net revenue and direct expenses as it was impractical to allocate.

Revenue recognition

The Business' revenue is generated by sales of semiconductor products. This revenue is generated through two channels: a direct sales force and distributors. The Business recognizes revenue upon meeting the following basic criteria: there is evidence that an arrangement exists; the sale price is fixed or determinable; collectability is reasonably assured; the delivery of goods has occurred and the titles to products have transferred to the customer which, based on the terms of the Business' agreement with the customer, may occur upon shipment or upon customer receipt. For direct customers, the criteria are usually met at the time of product shipment to the customers, except for shipments to customers that do not accept title until delivery. In addition, the Business records reductions to revenue for estimated allowances, such as returns and volume arrangements. If actual returns or pricing adjustments were to exceed the Business' estimates, additional reductions to revenue would result.

The Business defers the recognition of revenue and the related cost of revenue on shipments to distributors until the distributors provide evidence that the products have been sold. If the Business lowers its price on a product, it gives the distributors a credit against any unsold inventory in their stock. Additionally, distributors may receive a credit for the price discounts associated with the distributors' customers that purchased those products. The Business estimates the extent of these distributor price discounts at each reporting period to reduce accounts receivable and deferred revenue, but does not issue these discounts to the distributor until the inventory is sold to the distributors' customers.

CORTINA SYSTEMS, INC. INFRASTRUCTURE BUSINESS UNIT

Notes to Unaudited Condensed Abbreviated Financial Statements

September 30, 2014 and 2013

_________________________

Cost of revenue

The Business' cost of revenue consists of cost related to sales of its products and amortization of developed technologies that was acquired.

A significant portion of the Business' cost of revenue consists of the cost of purchased wafers, assembly and test services. Cost of revenue is impacted by manufacturing variances such as cost and yield for assembly and test operations, test time, package type and package cost. To a lesser extent, cost of revenue includes expenses relating to the cost of shipping and logistics, royalties, write down of excess and obsolete inventory, warranty provision, amortization of acquired intangible assets, personnel costs associated with operations, logistics and quality control, and allocated facilities costs and stock-based compensation costs. Not all of the cost of revenue for the Business were recorded in accounts or cost centers exclusively related to the Business. Such expenses were allocated based primarily on revenue, cost of revenue at standard cost or other applicable metrics.

Direct operating expenses

The caption "direct operating expenses" on the accompanying statements of net revenue and direct expenses represent the total direct expenses recorded within or allocated to the Business. Not all of the research, development, sales, general and administrative expenses for the Business were recorded in accounts or cost centers exclusively related to the Business. Certain research, development, sales, and general and administrative costs were extracted or allocated from the Company's accounts based upon specifically identifiable cost centers associated with the activities of the Business. These cost centers capture a portion of the Business' total operating expenses. All other operating expenses, including portions of research, development, sales, general and administrative expenses, are allocations based primarily on headcount, revenue, cost of revenue or other applicable metrics. The Business' sales, general and administrative expenses also include allocations for certain corporate-related activities incurred by the Company such as human resources, finance, legal, and sales and marketing support. In addition, allocations for the periods presented reflect stock-based compensation charges allocated to the Business of $0.7 million and $1.2 million for the nine months ended September 30, 2014 and 2013, respectively.

The direct operating expenses are not necessarily indicative of the expenses that would have been incurred had the Business operated as a separate stand-alone company during the periods presented.

Certain risks and concentrations

The Business' products are currently manufactured, assembled, and tested by third-party contractors in Asia. There are no long-term agreements with any of the contractors. A significant disruption in the operations of one or more of these contractors would impact the production of the Business' products for a substantial period of time, which could have a material adverse effect on the Business' business, financial condition, and results of operations.

CORTINA SYSTEMS, INC. INFRASTRUCTURE BUSINESS UNIT

Notes to Unaudited Condensed Abbreviated Financial Statements

September 30, 2014 and 2013

_________________________

Most of the Business' silicon wafers are produced by Taiwan Semiconductor Manufacturing Company, Ltd. ("TSMC") in its manufacturing facilities located in Taiwan. Silicon wafer production facilities have a fixed capacity that is allocated solely by the vendors and beyond the Business' direct control and changes in such allocations could increase lead times and cause delays. If TSMC ended its relationship with the Business and the Business was unable to arrange a satisfactory and cost-effective alternative to quickly fulfill customer orders, the Business' operations would be disrupted. It would be difficult to establish other wafer supply sources, as only a few foundry vendors have the capability to manufacture its most advanced products. Further, engagements with alternative wafer supply sources would bring start-up difficulties, additional costs, and significant delays in shipments while these sources are qualified for volume production.

Financial instruments, which potentially subject the Business to a concentration of credit risk, consist primarily of accounts receivable.

The Business markets its products to companies throughout the world. The Business makes periodic evaluations of the creditworthiness of its customers and, generally, does not require collateral for credit sales. The Business evaluates the collectability of its accounts receivable based on known collection risks and historical experience. In circumstances where the Business is aware of a specific customer's inability to meet its financial obligations to the Business (e.g., bankruptcy filings, substantial downgrading of credit ratings), the Business records a specific allowance for doubtful accounts against amounts due to reduce the net recognized receivable to the amount it reasonably believes will be collected. For all other customers, the Business records allowances for doubtful accounts based on the length of time the receivables are past due and its historical experience. The Business had allowances for doubtful accounts of $0.4 thousand and $0 as of September 30, 2014 and December 31, 2013, respectively. The Business' historical credit losses have been immaterial.

Fair value of financial instruments

The carrying amount of accounts receivable and accounts payable are considered to be representative of their respective fair values because of the short-term nature of these items.

Inventories

Inventories are stated at the lower of cost or market and consist of work in process and finished goods. Inventory costs are determined using standard costs which approximate actual costs under the first-in, first-out method. Costs include the costs of purchased finished products, sorted wafers, and outsourced packaging, assembly and test. The Business writes down inventory to net realizable value based on the age of inventory and forecasted demand or based on potential obsolescence of technology and product life cycles. These factors are impacted by market and economic conditions, technology changes, new product introductions, and changes in strategic business direction; each factor requires estimates that may include elements that are uncertain. In addition, customer orders are subject to revisions, cancellations, and rescheduling. Actual demand may differ from forecasted demand and such differences may have a material effect on the Business' gross profit and recorded inventory values. Inventory write-downs, once established, are not reversed until the related inventories have been sold or scrapped.

CORTINA SYSTEMS, INC. INFRASTRUCTURE BUSINESS UNIT

Notes to Unaudited Condensed Abbreviated Financial Statements

September 30, 2014 and 2013

_________________________

Property and equipment

Property and equipment are recorded at cost, less accumulated depreciation and amortization. Depreciation is computed over the estimated useful lives of the assets, ranging from three to five years, using the straight-line method. Leasehold improvements are amortized over the shorter of the estimated useful lives or unexpired lease term. Repairs and maintenance costs are expensed as incurred. Property under capital lease is included in property and equipment and related amortization expense is computed over the shorter of the estimated useful life or the lease term.

Purchased intangible assets

Purchased intangible assets consist of acquired developed and core technology, customer relationships, intellectual property assets, and non-compete agreements. These purchased intangible assets are amortized using the straight-line method over their estimated useful lives, ranging from three to seven years.

The Business monitors factors and changes in circumstances that could indicate the carrying amounts of long-lived assets, including intangible assets, may not be recoverable. Factors the Business considers in its impairment review include (i) significant underperformance relative to historical or projected future operating results; (ii) significant changes in the manner of the use of the acquired assets or the strategy for the Business' overall business; and (iii) significant negative industry or economic trends.

For long-lived tangible and intangible assets with finite lives, when indicators of impairment exist, an impairment loss must be measured if the sum of the expected future cash flows, undiscounted and before interest, from the use and eventual disposition of the asset, or asset group, is less than the net book value of the asset, or asset group. If the initial undiscounted cash flow test for recovery fails, measurement of impairment is based on the Business' projected discounted cash flows, which require the Business to make significant estimates and assumptions regarding future revenue and expenses, projected capital expenditures, changes in the Business' working capital, the period over which the Business' assets will be utilized, discount rates, and other variables. The Business did not recognize any long-lived assets impairment charges for the nine months ended September 30, 2014 and 2013. The purchased intangible assets were fully amortized as of December 31, 2013.

CORTINA SYSTEMS, INC. INFRASTRUCTURE BUSINESS UNIT

Notes to Unaudited Condensed Abbreviated Financial Statements

September 30, 2014 and 2013

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Mask set costs

The Business capitalizes certain costs of its mask sets (design templates utilized in the photolithography phase of manufacturing the Business' products) that are reasonably expected to be used for production manufacturing. Such amounts are included in other long-term assets and are amortized to cost of revenue over their estimated useful lives, which are generally two years. If significant uncertainties exist regarding the future utility of a particular mask set, the related costs are expensed to research and development as incurred.

Mask set costs consist of the following:

	September 30,	December 31,
	2014	2013
	(In Thousands)
Cost of purchased mask sets	$9,338	$8,742
Less accumulated amortization	(8,956)	(8,466)
Net book value of mask sets	$382	$276

For the nine months ended September 30, 2014, $0.5 million capitalized mask set costs were amortized to cost of revenue. For the nine months ended September 30, 2013, $0.9 million capitalized mask set costs were amortized to cost of revenue.

Warranty

The Business has a standard product warranty that generally covers one year from the date of shipment. The Business provides for the estimated cost of product warranties at the time revenue is recognized. The warranty accrual is estimated based on historical warranty experience. The Business' judgment is subject to a greater degree of subjectivity with respect to newly introduced products because of limited experience with those products upon which to base its warranty estimates. Warranty costs were not significant for the nine months ended September 30, 2014 and 2013.

Shipping and handling

Costs related to shipping and handling are included in cost of revenue for all periods presented.

Indemnification

The Business from time to time enters into types of contracts that contingently require the Business to indemnify parties against third-party claims. These contracts primarily relate to: (i) real estate leases, under which the Business may be required to indemnify property owners for environmental and other liabilities and for other claims arising from the Business' use of the applicable premises; (ii) agreements with the Business' officers, directors, and employees, under which the Business may be required to indemnify such persons from liabilities arising out of their employment relationship; (iii) indemnifying customers in the event of product failure; and (iv) agreements with customers that use the Business' intellectual property, under which the Business may indemnify customers for copyright or patent infringement related specifically to the use of such intellectual property.

Historically, the Business has not been required to make payments under these obligations, and no liabilities have been recorded for these obligations in the Business' statements of assets acquired and liabilities assumed. It is not possible to determine the liability amount related to these indemnification agreements due to the limited history of prior indemnification claims and the unique facts and circumstances involved in each particular agreement.

CORTINA SYSTEMS, INC. INFRASTRUCTURE BUSINESS UNIT

Notes to Unaudited Condensed Abbreviated Financial Statements

September 30, 2014 and 2013

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Research and development costs

Research and development costs are expensed as incurred and primarily include personnel costs, prototype expenses, mask set costs that are not expected to be used in production manufacturing, and allocated facilities costs, as well as depreciation of equipment used in research and development. In some instances, customers may partially fund the Business' product development activities; however, the Business retains ownership of the technology developed under such agreements. As a result, the Business classifies all development costs related to the underlying contracts as research and development expenses, and any such non-recurring engineering funding provided by third parties as contra-expenses. Non-recurring engineering amounts recognized as contra-expenses were $150,000 for the nine months ended September 30, 2013 and $0 for nine months ended September 30, 2014.

Income taxes

The Business accounts for income taxes under the liability method. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates that will be in effect when the differences are expected to reverse.

The Business records a valuation allowance to reduce the deferred tax assets to the amount that is more-likely-than-not to be realized. In assessing the need for a valuation allowance, the Business considers all available evidence, including past operating results, estimates of future taxable income, and the feasibility of tax-planning strategies. In the event that the Business changes its determination as to the amount of deferred tax assets that are more-likely-than-not to be realized, the Business will adjust its valuation allowance with a corresponding impact to the provision for income taxes in the period in which such determination is made.

The Business recognizes tax liabilities based upon its estimate of whether, and the extent to which, additional taxes will be due when such estimates are more-likely-than-not to be sustained. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. To the extent the final tax liabilities incurred upon settlement or effective settlement are different than the amounts originally accrued, the increases or decreases are recorded as income tax expense or benefit.

The unaudited condensed statements of net revenue and direct expenses do not include amounts for income taxes since allocation of income taxes to the Business is deemed impractical. While the allocation of the provision for income taxes was impractical, Inphi is merging with the Company and therefore is acquiring or assuming certain income tax assets and liabilities as outlined in Note 8.

CORTINA SYSTEMS, INC. INFRASTRUCTURE BUSINESS UNIT

Notes to Unaudited Condensed Abbreviated Financial Statements

September 30, 2014 and 2013

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4.     Assets Acquired and Liabilities Assumed Components

Accounts receivable, net consisted of the following:

	September 30,	December 31,
	2014	2013
	(In Thousands)
Accounts receivable	$19,595	$18,452
Allowance for distributor price adjustments	(3,034)	(4,399)
Sales returns and allowances	(99)	(90)
Accounts receivable, net	$16,462	$13,963

Inventories consist of the following:

	September 30,	December 31,
	2014	2013
	(In Thousands)
Work in process	$3,800	$4,165
Finished goods	5,351	3,256
Inventories	$9,151	$7,421

In addition, cost of revenue includes provisions for excess and obsolete inventory of $0.5 million for the nine months ended September 30, 2014 and $0.4 million for the nine months ended September 30, 2013.

Property and equipment consist of the following:

	September 30,	December 31,
	2014	2013
	(In Thousands)
Computer equipment	$6,888	$6,246
Lab equipment	9,921	9,798
Internal-use software	5,523	5,411
Furniture and fixtures	1,307	1,295
Leasehold improvements	4,207	4,207
	27,846	26,957
Less accumulated depreciation and amortization	(24,340)	(22,741)
Property and equipment, net	$3,506	$4,216

Depreciation and amortization expense related to property and equipment was $2.0 million for the nine months ended September 30, 2014 and $1.8 million for the nine months ended September 30, 2013.

CORTINA SYSTEMS, INC. INFRASTRUCTURE BUSINESS UNIT

Notes to Unaudited Condensed Abbreviated Financial Statements

September 30, 2014 and 2013

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Property under capital lease with a cost basis of $363,000 was included in computer equipment as of September 30, 2014 and December 31, 2013.

Accrued payroll and related benefits consist of the following:

	September 30,	December 31,
	2014	2013
	(In Thousands)
Accrued bonuses	$16	$1,447
Accrued personal time off	1,423	1,525
Accrued other payroll and related benefits	44	702
Accrued payroll and related benefits	$1,483	$3,674

Other long-term liabilities consist of the following:

	September 30,	December 31,
	2014	2013
	(In Thousands)
Long-term income taxes payable	$1,449	$1,545
Deferred software licenses	313	—
	$1,762	$1,545

5.     Purchased Intangible Assets

Intangible assets related to acquired customer relationships were fully amortized during 2013.

Amortization expense associated with intangible assets was $0.5 million for the nine months ended September, 2013. Amortization of acquired customer relationships is included in the sales, general, and administrative line items in the statements of net revenue and direct expenses.

6.     Deferred Margin on Shipments to Distributors

Revenue on shipments to distributors is deferred until the distributors sell the merchandise to end customers. The deferred distributor revenue is calculated as the amount billed, less the estimated distributor price adjustment credits that may be provided when the distributor sells the product. The deferred margin is calculated as the deferred distributor revenue, less the related cost of revenue for sales transactions where revenue recognition is deferred as of the balance sheet date. Deferred distributor revenue under these agreements and deferred cost of revenue related to inventories held by distributors are as follows:

	September 30,	December 31,
	2014	2013
	(In Thousands)
Deferred distributor revenue	$4,106	$3,218
Less deferred cost of revenue	(1,166)	(872)
Deferred margin on shipments to distributors	$2,940	$2,346

CORTINA SYSTEMS, INC. INFRASTRUCTURE BUSINESS UNIT

Notes to Unaudited Condensed Abbreviated Financial Statements

September 30, 2014 and 2013

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7.     Commitments and Contingencies Legal Contingencies

From time to time, the Business may be involved in litigation relating to claims arising out of its operations. The Business is not a party to any legal proceedings that are expected, individually or in the aggregate, to have a material adverse effect on its business, financial condition, or operating results.

Operating leases

The Business leases certain of its facilities and equipment under non-cancelable operating leases that expire at various dates through April 2017. Some of the leases contain renewal options, escalation clauses, rent concessions, and leasehold improvement incentives. Payments under the Business' operating leases that escalate over the term of the lease are recognized as rent expense on a straight-line basis over the term of the related lease. In November 2013, the Business subleased part of its U.S. facility to a third party for an initial period of one year ending November 2014. The sublease contains a renewal option to extend the sublease for an additional year after the initial period terminates.

The future minimum operating lease commitments of the Business as of September 30, 2014 are as follows (in thousands):

2014 (remaining)	$1,026
2015	4,291
2016	3,678
2017	399
Total	9,394
Less sublease income	(14)
Total minimum future lease payments, net	$9,380

Rent expense for facilities and term-based software license agreements was $3.1 million for the nine months ended September 30, 2014 and $3.8 million for the nine months ended September 30, 2013.

CORTINA SYSTEMS, INC. INFRASTRUCTURE BUSINESS UNIT

Notes to Unaudited Condensed Abbreviated Financial Statements

September 30, 2014 and 2013

_________________________

Capital leases

During 2013, the Business executed a capital lease agreement related to certain equipment for use in its operations. Amortization expense related to the equipment under capital lease is included in depreciation and amortization expense.

The future minimum capital lease commitments of the Business as of September 30, 2014 are as follows (in thousands):

2014 (remaining)	$45
2015	152
Total minimum future lease payments	197
Less amount representing interest	(6)
Present value of net minimum lease payments	$191

Purchase commitments

As of September 30, 2014, the Business had non-cancelable inventory and non-inventory purchase commitments of approximately $7.5 million and $1.7 million, respectively, which are expected to be paid at various times through 2017. The non-inventory purchase commitments are mainly comprised of non-recurring engineering fees and capital equipment.

8.     Income Taxes

The Business classifies unrecognized tax benefits as non-current income tax liabilities, except to the extent it anticipates cash payment within the following year. The amount of unrecognized tax benefits at September 30, 2014 was $1.4 million, and if recognized, would affect the Business' effective tax rate.

The Business does not expect its unrecognized tax benefits to change significantly over the next 12 months.

9.     Retirement Savings Plan

The Business maintains a 401(k) retirement savings plan (the "Savings Plan") for its permanent employees. Each participant in the Savings Plan may elect to contribute a percentage of his or her annual compensation to the Savings Plan, up to a specified maximum amount per year. The Business, at its discretion, may make contributions to the Savings Plan. Benefits payable under the Savings Plan are limited to Company and employee contributions and earnings thereon. The Company made no contributions to the Savings Plan during any of the periods presented.

10. Subsequent events

On October 3, 2014, Inphi completed the acquisition of Cortina Systems, Inc.’s Infrastructure Business Unit pursuant to the Merger Agreement as amended by Amendment No. 1 dated September 25, 2014. The Company divested its Access and Digital Home Business Unit prior to the closing of the acquisition.